Exhibit 99

    National Lampoon, Inc Appoints Interim Chief Financial Officer

    LOS ANGELES--(BUSINESS WIRE)--Nov. 15, 2007--National Lampoon Inc. (AMEX:NLN), the most widely recognized brand in comedy, today announced the appointment of Lorraine Evanoff as interim Chief Financial Officer. Together with the company's Chief Executive Officer Daniel S. Laikin, Ms. Evanoff will oversee the finance and administration of all corporate matters of National Lampoon's production, distribution and network operations, and throughout all National Lampoon media and entertainment arms, including National Lampoon films, National Lampoon College, National Lampoon's TogaTV, and the National Lampoon Humor Network.

    Speaking on behalf of the company, Mr. Laikin said, "I am pleased to have Lorraine re-join National Lampoon and bring her financial and entertainment industry experience with her. It's great to have her back on our team."

    Ms. Evanoff stated, "I am very excited to be back at National Lampoon helping to grow the company and the brand. I look forward to working with management to further expand the revenue base of the company. They have continued to build and grow a great network of distribution outlets in all areas of media and entertainment."

    Ms. Evanoff joined National Lampoon on October 1, 2007. Ms. Evanoff had been our Vice President of Finance and Chief Accounting Officer from April 2005 until March 2006. From March 2006 until July 2007, Ms. Evanoff was Director of Finance of Element Films, LLC. Prior to joining us in April 2005, Ms. Evanoff was Controller of TAG Entertainment Corp., a public company, a position she held from February 2004 until April 2005. Prior to working at TAG Entertainment, Ms. Evanoff was Controller of ANTs Software Inc., a public company, a developer of high-performance SQL database management systems until February 2004. From 1999 to 2002, Ms. Evanoff also held senior treasury analyst and financial analyst posts with Electronic Arts Inc. and Landor Associates, Inc.

    About National Lampoon

    National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including "National Lampoon's Animal House," the "National Lampoon Vacation" series and "National Lampoon's Van Wilder." The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18-to-24-year-old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division and Licensing Division.

    Forward-Looking Statements

    This press release contains forward-looking statements, which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, whose filings are available on the SEC's website at Sec.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: For National Lampoon
             PR Contact:
             Alastair Duncan/Dawn Miller, 310-300-0950 x 223/231 aduncan@LCOonline.com/dmiller@LCOonline.com or
             IR Contact:
             Howard Gostfrand/David Sasso, 305-918-7000 info@amcapventures.com www.amcapventures.com